UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Amendment No. 3)

VIKA CORP.

(Name  of  small  business  issuer  in  its  charter)

Nevada

4899

98-0430675

      State or jurisdiction of                                (Primary Standard Industrial            (I.R.S.  Employer Identification No.)

     incorporation  or  organization

Suite 202, 2310 W 2nd Ave., Vancouver, BC V6K 1J1

(Address  and  telephone  number  of  principal  executive  offices)

Suite 202, 2310 W 2nd Ave., Vancouver, BC V6R 1J1

 (Address  of  principal  place  of  business  or intended  principal  place  of  business)

Val-U-Corp Services, Inc., 1802 N. Carson St., Ste 212, Carson City, NV  89701

(Name,  address  and  telephone  number  of  agent  for  service)

Approximate  date  of  proposed  sale  to  the  public:  As  soon  as practicable  after  the  effective  date  of  this  Registration  Statement.

If  any  of  the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the  following  box:   |X|

If  this  Form  is  filed  to  register  additional  securities  for  an offering  pursuant  to  Rule  462(b)  under  the  Securities  Act,  check  the following  box  and  list  the  Securities  Act  registration  statement number  of  the  earlier  effective  registration  statement  for  the  same offering.     |__|   _______________________________

If  this  Form  is  a  post-effective  amendment  filed  pursuant  to  Rule 462(c)  under  the  Securities  Act,  check  the  following  box  and  list  the Securities  Act  registration  statement  number  of  the  earlier  effective registration  statement  for  the  same  offering.  |__|  ________________________________________________

If  this  Form  is  a  post-effective  amendment  filed  pursuant  to  Rule 462(d)  under  the  Securities  Act,  check  the  following  box  and  list  the Securities  Act  registration  statement  number  of  the  earlier  effective registration  statement  for  the  same  offering.   |__| ________________________________________________

If  delivery  of  the  prospectus  is  expected  to  be  made  pursuant  to Rule 434,  check  the  following  box.   |__|

CALCULATION  OF  REGISTRATION  FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	12,679,000	$0.20	$2,535,800	$298.46

ii

(1)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the deemed price shares were issued to our shareholders in a Regulation D offering.  The price of $0.20 is a fixed price at which the selling security holders will sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Copies of Communications to:

Scott Sutherland

Suite 202, 2310 W 2nd Ave.,

Vancouver, BC V6K 1J1

Ph.   604-221-7384

Fax:  604-736-4912

PROSPECTUS

VIKA CORP.

12,679,000 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  The price of $0.20 is a fixed price at which the selling shareholders will sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.   There is no guarantee our shares will ever trade on the OTC Bulletin Board.  This offering will terminate on _____________, that date being 18 months after the date of this prospectus.   We have set an offering price for these securities of $0.20 per share.  If our common stock becomes quoted on the OTC Bulletin Board, the offering price for these securities will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.

The shares were acquired by the selling shareholders directly from us in a private offering that was exempt from registration under the United States securities laws. We will bear all expenses related to the offering.

The Selling Shareholders may sell the shares as detailed in the section entitled “Plan of Distribution”.

The Selling Shareholders or any one of them may be deemed to be an underwriter under the U.S. federal Securities Act of 1933.

	Offering Price	Commissions	Proceeds to Selling Shareholders Before Expenses and Commissions
Per Share	$0.20	Not Applicable	$0.20
Total	$2,535,800	Not Applicable	$2,535,800

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled "Risk Factors" on pages 5 - 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this preliminary prospectus (“Prospectus”) is not complete and may be changed.  We may not sell these securities nor may offers to buy be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective.  This Prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Dealer Prospectus Delivery Obligation

Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is: __________________________

Table of Contents

PAGE

Summary Information

1

Description of the Business

 1

Risk Factors

2

Use of Proceeds

5

Determination of Offering Price

 6

Dilution

6

Selling Shareholders

 6

Plan of Distribution

8

Legal Proceedings

11

Directors, Executive Officers, Promoters and Control Persons

11

Security Ownership of Certain Beneficial Owners and Management

13

Description of Securities

13

Interest of Named Experts and Counsel

14

Disclosure of SEC Position of Indemnification for

   Securities Act Liabilities

15

Description of Business

15

Plan of Operations

20

Description of Property

22

Certain Relationships and Related Transactions

22

Market for Common Equity and Related Stockholder Matters

22

Executive Compensation

25

Financial Statements

26

Changes in and Disagreements with Accountants

    On Accounting and Financial Disclosure

27

Indemnification of Directors and Officers

27

Other Expenses of Issuance and Distribution

29

Recent Sales of Unregistered Securities

30

Exhibits

31

Undertakings

31

SUMMARY INFORMATION

VIKA CORP.

Description of the Business

We were incorporated on December 3, 2003 under the laws of the state of Nevada.  Our principal offices are located at Suite 202, 2310 West 2nd Avenue, Vancouver, British Columbia, V6R 1V7.  Our phone number is 604-221-4989.

While our  goal is to become a provider of private and secure carrier class data and voice network for small and medium size businesses it should be noted that we are a development stage company with limited reveunue and, limited operations.  We have received a going concern opinion from our auditors which should make all investors aware that investing in this company involves a high degree of risk to the investors’ capital.

The Offering

Securities Being Offered

Up to 12,679,000 shares of our common stock.

Offering Price and

The offering price of the common stock is $0.20 per share.

Alternative Plan of Distribution

We intend to apply to the NASDAQ Over-The-Counter Bulletin Board (the “OTCBB”) to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1933.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.  Investors should remember, however, that a market for the stock may never develop.

If no public market for Vika Corp. stock materializes the liquidity of these securities becomes extremely limited and one could say that it is largely impossible to resell these securities.

Minimum Number of Shares

None.

To Be Sold in This Offering

Securities Issued

And to be Issued

27,679,000 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.   It should be noted that our sole executive officer and director holds 54.2% of your shares, and as a result will exercise control over the direction of the company.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Summary as of June 30, 2005

Cash

$    2,866

Total Assets

$    5,407

Liabilities

$  18,700

Total Stockholders’ Deficit

$  (13,293)

Statement of Operations Summary from Inception through June 30, 2005

Revenue

$  7,200

Net loss since inception through toJune 30, 2005

$(62,363)

RISK FACTORS

All parties and individuals reviewing this Form SB-2 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest  or  not,  careful  review of the risk factors set forth herein and  consideration  of  forward-looking  statements  contained in this registration  statement  should  be  adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. The likelihood of our success must be considered in light of the problems and expenses that are frequently encountered in connection with operations in the electrical switchgear industry and the competitive environment in which we will be operating.

***You should read the following risk factors

carefully before purchasing our common stock. ***

If we do not obtain additional financing, our business will fail and an investor in the company could lose all of their investment in Vika Corp.

As of June 30, 2005, we had $2,866 in cash on hand.  This is sufficient cash to sustain our operations for a period 1 month.  We project that we need to raise $400,000 in order to execute our business plan over the next 12 months.  We currently do not have any arrangements for financing and we may not be able to obtain financing.  With limited funds we may be unable to sustain our business operations and an already existing investor could lose 100% of their investment in this case.

Our short operating history makes our business difficult to evaluate in terms of predicting our ability to become successful thereby giving substantial risk to any investment in Vika Corp.

We are currently trying to initiate our business in the Greater Vancouver area of British Columbia. However, we have a limited operating history upon which to base an evaluation of our business and prospects.  Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, we must successfully implement our business plan and marketing strategies.  We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter.

There can be no assurance that we ever be successful in earning revenues because we are a start up company establishing a new business in the technology industry which is characterized by intense competition and rapid technological change.

Our business involves the marketing and sale of wireless POPs in Canada. Future development and operating results will depend on many factors, including demand for our products, level of product and price competition, success in setting up wireless POPs, and whether we can develop and market new POPs and control costs.  In addition, our future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the technology industry, which is characterized by intense competition, rapid technological change, and significant regulation.  There can be no assurance that we ever be successful in earning sufficient revenues, which would have a material adverse effect on our business, financial condition and operating results.

We may lose customers if we experience system failures that significantly disrupt the availability and quality of the services that we provide.

The operation of our wireless POP service depends on our ability to avoid and mitigate any interruptions in service or reduced capacity for customers.  Interruptions in service or performance problems, for whatever reason, could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new ones.  In addition, because our services may be critical to the businesses of our customers, any significant interruption in service could result in lost profits or other loss to our customers.  Even if we disclaim liability in our service agreements, a court might not enforce a limitation on liability, which could expose us to financial loss.

Robert Lepage is our only consultant and a person whom we may not be able to retain in the long run. Should we lose Mr. Lepage, it is almost certain we will not succeed and an investor will lose their entire investment.

Robert Lepage provides services to Vika Corp. as a consultant and we believe that he is a person that we can not easily replace for the purposes of running the technical side of this company.  Mr. Lepage has been employed in the U.S. and in Canada by a number of well known organizations that are involved in wireless technology.  While our President, Scott Sutherland has experience in the wireless industry he does not have adequate personal expertise with respect to our specific business. Accordingly, we rely on the training of Robert Lepage to run and oversee the technical side of our business.  Due to the competitive nature of our industry we may not be able to retain the services of Mr. Lepage.  In such event, we could not prosecute our business plan unless we are able replace him with a suitable candidate.  It is uncertain whether we would be able to do so.  In addition, we have no key-man life insurance on Mr. Lepage.  An investor could lose 100% of their investment in the event Mr. Lepage were to depart from the company and we are unable to find a suitable replacement.

Our shareholders may not be able to enforce U.S. civil liabilities claims.

Our assets are located outside the United States and our current operations are conducted in Canada.  In addition, our sole director and officer is a resident of a country other than the United States.  All or a substantial portion of the assets of this person is located outside the United States.  As a result, it may be difficult to effect service of process within the United States upon this person.  In addition, there is uncertainty as to whether the courts of Canada would recognize or enforce judgments of United States courts obtained against us or such person predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in these countries against us or such persons predicated upon the securities laws of the United States or any state thereof.

Our independent auditors believe there is substantial doubt that we can continue as a going concern which, if true, raises substantial doubt that a purchaser of our common stock will receive a return on his or her investment.

If we are not able to continue as a going concern it is likely any holder of our common stock will lose his or her investment in that stock.

If we do not continue to receive shareholder loans we may be unable to meeting our minimum funding requirements.

As of March 31, 2005, we have received advances totalling $9,100 from our President, Scott Sutherland.  We have no formalized agreements with Mr. Sutherland guaranteeing that certain amounts of funds will be available in the future.  We may exhaust this source of funding at any time.

We have attained little revenue to date and there can be no assurance that we will ever achieve revenues that could allow profitability, in which event any investor in Vika Corp. will lose her or his investment.

Not only have we generated a small amount of revenue to date, there is no sign at this point that we will earn revenue enough revenue to ever be profitable in the future.

RISKS RELATING TO THE OFFERING

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop.  Investors may not be able to re-sell the shares of our common stock that they have purchased and may therefore lose all of their investment.

There is a strong possibility that Vika Corp. will never achieve a public listing and investors should be aware of this fact.    If we do become a publicly traded company it is possible that broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 (the “Securities Exchange Act”) impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission (the “SEC”) relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Our stock is controlled by our sole director and officer Scott Sutherland.

Our insider, being Scott Sutherland, the sole director, officer principal shareholder, owns approximately 54.2% of our outstanding shares.  As a result, Mr. Sutherland will be able to control the outcome of all matters requiring stockholder approval and will be able to elect all of our directors.  Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future stockholders may have in our company. See "Principal Stockholders."

FORWARD LOOKING STATEMENTS

This Form SB-2 includes forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning.  Various factors could cause actual results to differ materially from those expressed in the forward looking statements, including those described in "Risk Factors" in this Form SB-2.  We urge you to be cautious of these forward-looking statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The $0.20 per share offering price of our common stock was arbitrarily chosen.  The offering price was based on management’s view that $0.20 per share would be a price that would be acceptable in the market based on our limited operations and current market conditions.  There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

The price of securities during the last two private placements was $0.002 and $0.25 per share(split adjusted), respectively, which prices were arbitrarily determined by the Board of Directors.  Those prices do not have any direct relation to the offering price.  The offering price was set by the Board of Directors after careful consideration of the Company’s business and the price determined to be the most suitable in relation thereto that management estimates would be attractive to the investing public.

We expect that a market maker will intend to apply to the OTCBB for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1933.  We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part.  If our common stock becomes so quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering 12,679,000 shares of common stock. The following table provides as of July 19, 2005, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

the number of shares owned by each prior to this offering;

2.

the total number of shares that are to be offered for each;

3.

the total number of shares that will be owned by each upon completion of the offering; and

1.

the percentage owned by each following the offering.

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering (2)
Kelly Boechler	750,000	750,000	-0-	0.0%
Julie Boechler	750,000	750,000	-0-	0.0%
Gertruda Burdzy	1,000	1,000	-0-	0.0%

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering (2)
Bella Chauhan	400,000	400,000	-0-	0.0%
Kendall Clemas	1,000	1,000	-0-	0.0%
Richard Clemas	1,000	1,000	-0-	0.0%
Stanley Davis	1,000	1,000	-0-	0.0%
Ernest Del Signore	1,000	1,000	-0-	0.0%
Galen Evans	600,000	600,000	-0-	0.0%
Evgenia Faifel	300,000	300,000	-0-	0.0%
John Gordon	1,000	1,000	-0-	0.0%
Michelle Gordon	1,000	1,000	-0-	0.0%
John Kovacevic	500,000	500,000	-0-	0.0%
Doug Langford	300,000	300,000	-0-	0.0%
Pablo Leites	350,000	350,000	-0-	0.0%
Dezso J. Linbrunner	1,000	1,000	-0-	0.0%
Annette Linbrunner	1,000	1,000	-0-	0.0%
Michael Linbrunner	1,000	1,000	-0-	0.0%
Andrew McDougall	550,000	550,000	-0-	0.0%
Christie McGillivary	600,000	600,000	-0-	0.0%
Walter Majewski	1,000	1,000	-0-	0.0%
Francis Majewski	1,000	1,000	-0-	0.0%
Paul Myring	600,000	600,000	-0-	0.0%
Hai Nguyen	500,000	500,000	-0-	0.0%
Julie Panneton	410,000	410,000	-0-	0.0%
Richard Radford	1,000	1,000	-0-	0.0%
Lynne Radford	1,000	1,000	-0-	0.0%
Ryan Robertson	500,000	500,000	-0-	0.0%
Viktoria Roudnitskaia	400,000	400,000	-0-	0.0%
Dale Severson	1,000	1,000	-0-	0.0%
Jeremy Stewart	550,000	550,000	-0-	0.0%
Randy Hildabrandt	1,400,000	1,400,000	-0-	0.0%

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering (2)
Pavel Thompkins	750,000	750,000	-0-	0.0%
Steve Toban	750,000	750,000	-0-	0.0%
James Walker	1,000	1,000	-0-	0.0%
Shelley Walker	500,000	500,000	-0-	0.0%
Georgina Wallace	600,000	600,000	-0-	0.0%
Linda Willmeng	1,000	1,000	-0-	0.0%
Warren Willmeng	1,000	1,000	-0-	0.0%
Stan Wolarek	1,000	1,000	-0-	0.0%
Terry Wong	600,000	600,000	-0-	0.0%
TOTAL:	12,679,000	12,679,000	-0-

 (1)

This table assumes that each shareholder will sell all of the shares available for sale during the effectiveness of the registration statement that includes this prospectus.  Shareholders are not required to sell their shares.

(2)

The percentage is based on 27,679,000 shares of common stock outstanding as of July 19, 2005.

The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  Selling shareholders acquired their shares by way of a private purchase of equity shares from us.

None of the selling shareholders or their beneficial owners:

•

have had a material relationship with us other than as a shareholder at any time within the past three years; or

•

have ever been an officer or directors of the company or any of our predecessors or affiliates within the past three years.

•

is or are a registered broker-dealer or an affiliate of a broker-dealer.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling shareholders to sell their shares on a continuous or delayed basis for a period of eighteen months.  We have advised the selling shareholders that they shall only be permitted to sell their shares in jurisdictions where it is lawful to sell such securities.  Thus, the

Investors should be aware of the fact that there is currently no market for any of your shares, and  we cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop.  A public market for your securities may not be sustained even if developed.

Selling shareholders will be permitted to sell their shares in foreign countries if they comply with all rules and regulations of that particular jurisdiction.  Additionally, the selling shareholders shall be permitted to sell their shares in the United States only upon this registration statement becoming effective.  Furthermore, the selling shareholders’ selling efforts shall be limited to unsolicited brokerage transactions that comply with the provisions of Regulation M.   None of the selling shareholders are a registered broker-dealer or an affiliate of a broker-dealer.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.

On such public markets or exchanges as the common stock may from time to time be trading;

2.

In privately negotiated transactions; or

3.

In any combination of these methods of distribution.

The sales price to the public is fixed at $0.20 per share until such time as/or if the shares of our common stock become traded on the OTCBB or another exchange.  Although we may apply for trading of our common stock on the OTCBB, public trading of our common stock may never materialize.  If our common stock becomes traded on the OTCBB or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.

The market price of our common stock prevailing at the time of sale;

2.

A price related to such prevailing market price of our common stock; or

3.

Such other price as the selling shareholders determine from time to time.

We anticipate having our shares quoted for trading on the OTCBB once we are fully reporting under the Securities Act of 1933.  We will work with a market-maker, which would represent us in creating a market for our shares.  With our assistance, the market-maker would complete a Form 15c-211, with our assistance.  This Form 15c-211 is an application form which represents to the National Association of Securities DEalsers (NASD) pertinent information about our company.  There is no assurance that we will be successful in becoming quoted on the OTCBB.  We have not currently engaged a market maker and there is no assurance that we will be able to.  Should we be successful in retaining a market maker to create a market for our shares and complete a 15c-211 application on our behalf, the process can take anywhere from two to three months to complete.  It is possible that the application will never be completed, in which case our shares would not have any liquidity.  Even if the 15c-211 application is approved by NASD, our shares could still be illiquid should no buyers wish to purchase shares of our company.  .

The shares may also be sold in compliance with the SEC’s Rule 144.

The selling shareholders whose shares are being registered under this prospectus and registration statement may choose not to sell their shares.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The SEC has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTCBB system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Val-U-Corp Services, Inc., 1802 N. Carson Street, Suite 212, Carson City, Nevada  89701.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

The following is information regarding our sole officer and director:

Name of Director

and Officer

Age

Office

Scott Sutherland

38

President, CEO, Secretary, Treasurer and

Director

(1)

Directors hold office until the next annual stockholders’ meeting to be held in 2005 or until a successor or successors are elected and appointed.

Education and Work History

Scott Sutherland completed a 3 yr. B.A. in Economics from Laurentian University in 1991.

He then worked for Canadian Capital Leasing in Toronto, Ontario from July 1991- to August 1992 organizing leasing for small equipment.  He then moved to Vancouver in 1992 and worked for Digitel Communications from December 1992 until August 1994 selling various types of phone equipment.

After carrying out some non-telecommunications related work Mr. Sutherland secured a position with Clearnet Wireless in March of 1997 as a Radio Frequency Engineer.  It should be noted that Mr. Sutherland does not have an engineering designation of any kind.  Eventually Clearnet was acquired by Telus Mobility, a division of the largest telephone and wireless phone service provider in Western Canada.   Mr. Sutherland holds that position currently.  His title is ‘Radio Frequency Performance Specialist” and his duties entail designing of cellular sites and optimization of their signals.  Mr. Sutherland began working for Vika Corp. officially in December of 2003.

Time with company

December, 2003 until present.

Significant Employees:

We have no employees at this time.  Scott Sutherland and Robert Lepage presently provide consulting services to our business on an “as needed” basis.

Involvement in Certain Legal Proceedings:

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years and which are material to an evaluation of the ability or the integrity of our directors or executive officers:

1.

any  bankruptcy  petition  filed  by  or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy  or  within  two  years  prior  to  that  time;

2.

any  conviction  in  a  criminal  proceeding  or being subject to a pending criminal  proceeding  (excluding  traffic  violations  and  other  minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.

being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert

We do not have an audit committee financial expert nor do we have an audit committee established at this time.  We expect to establish this committee within the next 12 months.

SECURITY OWNERSHIP OF CERTAIN OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 19, 2005 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group.  The shareholder listed possesses sole voting and investment power with respect to the shares shown.

Name and address

Number of Shares

Percentage of

Title of class

of beneficial owner

of Common Stock

Common Stock (1)

Common Stock

Scott Sutherland

15,000,000 shares

54.2%

Director and President

(restricted)

Common Stock

All Officers and Directors

15,000,000 shares

54.2%

as a Group (one person)

(1)

The shareholdings are  based on 27,679,000 shares of common stock issued and outstanding as of July 19 , 2005.

The person named above has full voting and investment power with respect to the shares indicated. Under the rules of the SEC, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 50,000,000 shares of common stock, with a par value of $0.001 per share. As of July 19, 2005, there were 27,679,000 shares of our common stock issued and outstanding that are held by 42 stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Holders of our common stock will possess all voting power unless the law, or a resolution is adopted by our board, provides otherwise with regard to preferred stock. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available for that purpose.  In the event of liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Changes in Control

There are no arrangements which may result in a change in control.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Vika Corp.

Accounting Matters

Our financial statements as of December 31, 2004, appearing in this prospectus and registration statement have been audited by Amisano Hanson, Chartered Accountants, an our independent auditors, as set forth in their report thereon, appearing elsewhere in this prospectus and in this registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

Legal Matters

The validity of the shares offered hereby will be passed upon for us by Gary Henrie, Attorney at law, our independent legal counsel.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court’s decision.

DESCRIPTION OF BUSINESS

General

We were incorporated in Nevada on December 3, 2003, and our fiscal year end is December 31st.

Principal Products and Services

Our goal is to provide a service that will install and maintain a wireless point of presence (“POPs”) for customers.  This means that our potential customers will be able to access the Internet or their email server wirelessly from anywhere within a 20 kilometer (13 miles) range.

The POP will be located in an area that we deem to be an underserved area for traditional DSL and T1 facilities, meaning no cables for transmission exist in the area.  The POPs will be located on existing telecommunications towers or buildings that meet the technical criteria for such deployments.  We will service the POPs in addition to installing them.  Each client application shall be designed to ensure the best quality of service link is provided.  In the event of any system failures, a qualified technician (currently, Robert Lepage) shall be dispatched to trouble shoot and resolve the problem.  We will initially retain one full time staff member to monitor the network and address network issues as noted above.

We commenced business in December 2004 when we were retained by On-Q System, of North Vancouver, British Columbia, to install a POP on their building roof that would allow them to maneuver their 8 man crew in almost constant wireless communication with email and the internet.  We received $7,200 in revenues from the project, which revenue was deferred to the quarter ending March 31, 2005 because the installation was not completed until that quarter.

The technical criteria for selection of the POP location is as follows:

-

Unobstructed view of potential customer buildings and beta test location;

-

Ease of access to the rooftop;

-

Presence of a high speed DSL facility;

-

Presence of AC power; and

-

Minimal amount of interfering radio frequencies.

In addition to the above, no lease commitment/obligation was required as it is a private property and the installation complies with standard structural engineering practice.  In addition, the placement of the antenna does not detract from the visual aesthetics of the building.

The test point is providing a wireless high speed point to point link to On-Q Systems located 4.7 kilometres from the POP. The installation is providing us with performance metrics that will be used to optimize operational links so that we can provide the best possible solution in varying conditions.  The link is providing internet access to the remote location as well as high speed data transfer between two servers with one located at each location. We have purchased the radio equipment from Waverider Communications and the equipment incorporates monitoring software that will trigger alarms when critical performance parameters are exceeded. These alarms can be configured to send a SMS (text) message to a cellphone or via an email to the individuals responsible for monitoring the system, thereby precluding the need for a dedicated resource. This allows an individual to respond to a system anomaly on an as needed basis.

Marketing

Our goal is to supply broadband wireless capability to small and medium size companies that have shown a need for this type of service.  We are not, at this time, targeting individual residences.  Target companies will be those that need cost effective connectivity solutions and may be located in areas that are underserved by incumbent telephone companies.  Due to the costs associated with implementing the wireless infrastructure we will focus on simpler, cost effective marketing tools.

These will include and not be limited to; direct mail programs, co-op flyers, advertising in trade magazines and local newspapers, inclusion in internet search engines for website exposure (which is still under construction), sponsorship activities, brochures, networking events, and word of mouth.  Should any of these marketing approaches be deployed there is no assurances that they will be effective in creating customers or revenue.

While we do not have the ability to capitalize on many of the following marketing tools at the moment, these are some of the marketing ideas we hope to utilize in the future.  Involvement in some or all of the following promotional activities would be our goal:

Advertise in the Yellow Pages.

•

Attend as a guest speaker at seminars and provide a presentation of our area of expertise.

•

Build and maintain a customer mailing and contact list on database software.

•

Build our image with well-designed letterhead and business cards.

•

Design a brochure that best explains the benefits of our services.

•

Explore cross promotion with a non-competing company selling to our target market.

•

Hold a seminar on our service, product or industry.

•

Include promotional material with our invoices.

•

Look for prospective customers at trade shows related to our industry.

•

Look for prospective customers at seminars related to our industry.

•

Look for prospective customers in magazines and newspapers related to our industry.

Competition

Currently, there are two active competitors in the fixed wireless broadband segment in the Greater Vancouver area.  These are Metrobridge Networks and Prime Signal.  They use slightly different technology that is not as well suited to our harsh radio frequency environment.  The new Wimax technology that will be used in our networks, in Mr. Lepage’s opinion, can be considered a true differentiator from our competitors.  Mr. Lepage’s opinion is based on almost 20 years of experience in the wireless industry, but such opinion could be biased.  There is limited information available on these competing companies because they are private.  They have been in business for approximately three years each.

The Technology

WiMAX is a standards-based (IEEE 802.16) technology enabling the delivery of last mile wireless broadband access as an alternative to cable and DSL. The WiMAX specification improves upon many of the limitations of the Wi-Fi standard by providing increased bandwidth and stronger encryption. WiMAX will provide fixed, nomadic, portable and, eventually, mobile wireless broadband connectivity without the need for direct line-of-sight with a base station.  In a typical cell radius deployment of three to ten kilometers, WiMAX systems can be expected to deliver capacity of up to 40 Mbps per channel, for fixed and portable access applications.  This is enough bandwidth to simultaneously support hundreds of businesses with T-1 speed connectivity and thousands of residences with DSL speed connectivity.  Mobile network deployments are expected to provide up to 15 Mbps of capacity within a typical cell radius deployment of up to three kilometers.  It is expected that WiMAX technology will be incorporated in notebook computers and PDAs in 2006, allowing for urban areas and cities to become “MetroZones” for portable outdoor broadband wireless access.

At this time we have installed a “preWimax” version of the standard which does not incorporate the mobility component of the standard, which is on track to be ratified by the IEEE (Electrical and Electronics Engineers, Inc.) of working groups by the fourth quarter of 2006.  The pre wimax technology offers a higher degree of quality and performance over the existing wireless technologies currently deployed by competing companies.  Certain equipment manufacturers decided not to wait for the completion of the final draft of the standard and started to produce pre Wimax solutions that incorporated all of the standards’ technical advantages for “fixed” wireless point to point applications.  As the final version of the standard comes close to ratification, the vendors will release new versions of equipment that will incorporate the “mobility” component.  That is the true advantage of this technology as it allows providers to offer anytime, anywhere wireless solutions.

Our approach is to offer this leading edge technology now while still nascent in the industry in order to acquire a competitive edge.  Being an IP (Internet Protocol) based technology, the opportunity exists to add a voice component which significantly increases the value proposition of the service and a strong market differentiator. This would allow end users to use notebooks and PDA’s for voice and data communications.

A potential client’s equipment will consist of an antenna externally mounted on the roof of the client’s building.  The antenna is connected to a radio receiver and integrated ethernet router, which will reside inside the building.  The central POP will be physically located in the same general geographic area and provide the service to the client’s building via a wireless broadband point to point connection. This is achieved by deploying similar radio equipment to that of the client’s location.   We are not certain at this time when we will actively commence our operations.

The wireless link does not require a direct line of sight view of the client’s building.  This is considered to be one of the key attributes of this technology and business. A typical POP is either located on an existing radio transmission tower or a building that meets the required height criteria. Waverider, the company that sold our equipment to us, claims that the range on their radio is up to 20 kilometres or 13 miles.  The POP location will be chosen based on several criteria, such as proximity to the target market, a particular corporate application and various technical considerations.   We intend to continue buying the equipment we supply to any potential customers from Waverider Communications.

The technology utilizes the unlicensed portion of the electromagnetic spectrum. This portion of the spectrum is universally allocated to the industrial, scientific and medical community for communications purposes and is also available to other users that use communication equipment that is designed and manufactured for specific use in this band. As such, no regulatory licenses are required to use these frequencies.

Dependence on Major Customers

While we hope to gain at least eight new clients in 2005, we have only one client at the moment.  We do not intend to rely on one or a few major customers. We believe that there are many small to medium-sized businesses and residences throughout our territory of Greater Vancouver that could benefit from our service offering, although there is not guarantee that we will be successful in attracting customers.

Number of Employees:

We do not have any employees at this time.  We have two consultants, Robert Lepage and  Scott Sutherland, who provide their services on an “as needed” basis.

Our President, Scott Sutherland, spends approximately 3 to 4 hours a day on our business and our consultant, Robert Lepage, provides his services on an “as needed” basis.  There are and have been long periods of inactivity where Mr. Lepages’ services have not been required.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademarks.

Amount Spent on Research and Development Activities

We have not spent any money on research and development activities since our inception and have not budgeted for the expenditure of money on research and development activities in the near term.

Reports to Security Holders

Annual Reports

Upon becoming reporting under the Securities Act of 1933 we will be required to file annual reports with the SEC on Form 10-KSB, in accordance with the provisions of Section 12 of the Securities Exchange Act.  Such annual reports will include audited financial statements.

Periodic Reports with the SEC

As of the date of this registration statement, we have not been filing periodic reports with the SEC. However, the purpose of this registration statement is to become a fully reporting company on a voluntary basis.  Hence, we will file periodic reports with the SEC as required by laws and regulations applicable to fully reporting companies.

Availability of Filings

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  We currently do not have an internet website.

PLAN OF OPERATION

While we hope to gain at least two new clients in 2005, we have only one client at the moment.  We have to date set up only one POP located in North Vancouver, British Columbia for a company called On-Q Systems.   We have not done any additional business since that last installation and while we hope to procure new business there is no assurance that there will be any forth coming.   As a result of the aforementioned lack of ongoing business we believe we can only be a viable business should Mr. Sutherland continue to lend us treasury funds.   There is no foreseeable equity financing forthcoming to Vika Corp. at the moment.  Currently we have very little treasury funds and Mr. Sutherland has continued to provide small amounts of debt financing to Vika Corp. but we can not guarantee that will continue.  Currently we have about two months worth of financing in the treasury.  We hope to access a wider pool of public financing as a public company but again there are no assurances that we will achieve public status.  Broadband wireless connectivity is now being offered by the transceiver we installed and they now own.  The POP consists of the wireless transceiver and antenna, the connectivity server and monitoring station.  The members of this organization found themselves often requiring information from the Internet while in the field and this solution was cost effective for them.  The revenue from this job was deferred to the first quarter ending March 31, 2005 because we did not complete the job prior to December 31st, 2004.

New computer and radio equipment will be required if and when we attain new clients and these costs can vary.  Clients will enter into a service level agreement (“SLA”) that provides them with a pre-defined degree of customer and technical service.  Typical terms of an SLA are: guaranteed 99.5% network availability and guaranteed low network latency (“network latency” is defined as the roundtrip time from the gateway router at a client’s location to the core router (POP) averaged over a month.)

Principle expenses over the next 12 months are expected to be the following:

•

Cost of salaries, which to this point have been irregularly paid.

•

US$144,000 for our President, Scott Sutherland and Robert Lepage and one marketing people (should financing allow)

•

Cost of purchasing new point to point hardware.

•

US$45,000 - based on 10 new POP’s.

•

Cost of leased company van, including down payment

•

US$9,500 per annum

•

Cost of maintaining office. US$6,200

•

Cost of accounting and legal.

•

US$38,000 per year. Accounting cost supports our ongoing attempt to become a reporting company.  Legal expenses for the year will primarily support our attempt to become a reporting company. There is no assurance whatsoever that we will ever attain reporting status.

•

We have researched the cost of advertising to small business and end users alike and there is a variety of print media where we can advertise our service.  This is essential for the proliferation of our service.  We feel that it is important we begin doing this as soon as our financial situation allows.  We would require a $70,000 advertising budget, which is minimal and would be aimed at print media.

Our cash needs have been met to this point by two sources, loans from our President, Mr. Scott Sutherland, and prior to that by equity financing via private placements which made up the substantial portion of our funding.  We have raised $24,780 in equity financing to this point.  When it became difficult to raise funds by way of an equity financing, Mr. Sutherland provided funding to us to meet our needs to make it to the next equity or debt financing, although there is or was no assurance that we will or would be be successful in raising such funds.  At June 30, 2005 Mr. Sutherland had loaned us a total of US$15,100.  All loans from Mr. Sutherland are non-interest bearing with no specific terms of repayment.  It is expected that these loans will be repaid when further debt or equity financing or revenues from operations allows the possibility of repayment.

It is our goal to raise $400,000 over the next 12 months.  We expect to have approximately US $75,000 in the treasury after expenses under our planned budget.  There is no assurance we will be able to raise any portion of these funds.  This money would be used primarily to purchase equipment, pay salaries, and, most importantly, carry out our marketing program.  The amount of equipment we will purchase during the next 12 months will depend upon the amount of POPs we are able to sign up, if any.   Since our first job was completed in February we have not erected any additional POPs for new customers.

Scott Sutherland, our President, is providing our debt financing now and, while we expect that he will continue to do so until another debt or equity financing is possible, there is no guarantee of any kind he will continue to provide such funding.   As of June 30, 2005 we had US$2,866 in the treasury, which we believe will be sufficient for us to carry on business for the next 2 months.  Mr. Sutherland has provided loans to us on a semi-regular basis, although there is no guarantee this will continue.  Based on our limited revenue as at March 31, 2005 we are dependent on debt financing from Mr. Sutherland as we have not been successful in securing equity financing at this time.   We must continue to rely more on ongoing debt financing until such time as we are successful in raising funds by way of an equity financing or until we earn sufficient revenues to sustain our operations.

DESCRIPTION OF PROPERTY

We maintain our corporate office at Suite 202, 2310 West 2nd Avenue, Vancouver, British Columbia, V6K 1J1.  The space is approximately 640 square feet and is rented by Robert Lepage on our behalf on a month by month basis from Propero Property Management, so there is no lease agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than set out herein or noted in this section:

•

Any of our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•

Any of our promoters;

•

Any relative or spouse of any of the foregoing persons who has the same house as such person.

•

Our president, Scott Sutherland has advanced to us a total of $9,100 up to the period ended March 31, 2005.  These advances are unsecured, non-interest bearing with no specific terms of repayment.  It is expected that these loans will be repaid when further debt or equity financing or revenues from operations allows the possibility of repayment.

•

Mr. Sutherland is by definition our promoter and has received consideration from us in connection with the founding of our company as described in the sections entitled “Executive Compensation” and “Recent Sales of Unregistered Securities”.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  It should be noted that should our stock trade on any listing or exchange, our shares would be considered a penny stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;  (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant  terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format,  as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's  account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

If our stock becomes categorized as a penny stock, these disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. This could result in stockholders having a difficult time in selling those securities.

Holders of Our Common Stock

As of the date of this registration statement, we had 42 registered shareholders.

Rule 144 Shares

A total of 12,679,000 shares of our common stock are currently available for resale to the public, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

Under Rule 144, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 276,000 shares as of the date of this prospectus; or

2.

The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 also must comply with a manner of sale provisions and notice requirements in addition to the requirement that there be an availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, Mr. Scott Sutherland, our President, holds all 15,000,000 of the total shares that may be sold under Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the SEC under the Securities Exchange Act of 1934 (the “1934 Act”); and (ii) enable our common stock to be traded on the OTCBB.  We plan to file a Form 8-A registration statement with the SEC prior to the effectiveness of the Form SB-2 registration statement.  The filing of the Form 8-A registration statement will cause us to become a reporting company with the SEC under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement.  We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the OTCBB.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTCBB.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, it may be necessary for us to raise additional capital in order for us to continue with our business plan.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.   The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

The following table sets forth certain information as to our officer and director.

Annual Compensation Table

		Annual Compensation				Long Term Compensation
Name	Title	Fiscal Year	Consulting Fee	Bonus	Other Annual Compensation	Restricted Stock Awarded	Options/ SARs (#)	LTIP payouts ($)	All Other Compensation
Scott Sutherland	Pres. Sec. Treas. and Dir.	2003 2004 2005	$ 0 $ 18,000 0	0 0 0	0 0 0	15,000,000 0 0	0 0 0	0 0 0	0 0 0

On December 5, 2003 Mr. Sutherland was issued 15,000,000 shares of restricted stock as founders stock as consideration for the work he had done to that date.  This is reflected in the 2003 column above where the restricted stock awarded category shows 15,000,000 shares.

Mr. Sutherland has received consulting fees of US$18,000(2004) to date and a restricted stock award initial that totaled an additional US$15,000(2003) will not draw a salary until such time as we have the financial resources to do so.  We are not able to state with any certainty when Mr. Sutherland will commence receiving a salary.   Professional fees and other critical operational expenses would be a priority to Mr. Sutherland’s salary so we do not expect to pay a salary to Mr. Sutherland until such time that we receive sufficient revenues to fund operations.

Stock Option Grants

We did not grant any stock options to the executive officers during our most recent financial reporting period ending December 31, 2004.  We have also not granted any stock options to the executive officers since our inception date of December 3, 2003 nor do we have any plans to grant any stock options at this time.

Compensation of Directors

Our directors do not receive salaries for serving as directors.

Employment contracts and termination of employment and change-in-control arrangements

We do not have an employment agreement with either our President, Scott Sutherland, or our consultant, Robert Lepage.

FINANCIAL STATEMENTS

Index to Financial Statements:

1.

Independent Auditors’ Report;

2.

Financial Statements for the fiscal year ending December 31, 2004

a.

Balance Sheets;

b.

Statements of Operations;

c.

Statements of Stockholders’ Equity (Deficit);

d.

Statements of Cash Flows;

e.

Notes to Financial Statements.

3.

Interim financial statements for the six months ended June 30, 2005

a.

Interim Balance Sheets (Unaudited)

b.

Statements of Operations (Unaudited)

c.

Statements of Cash Flows (Unaudited)

d.

Statement of Stockholders’ Deficiency (Unaudited)

e.

Notes to Consolidated Financial Statements (Unaudited)

VIKA CORP.

(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

December 31, 2004 and 2003

(Stated in US Dollars)

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,

Vika Corp.

(A Development Stage Company)

We have audited the accompanying balance sheets of Vika Corp. (the “Company”) (A Development Stage Company) as of December 31, 2004 and 2003 and the related statements of operations, cash flows and stockholders’ deficiency for the year ended December 31, 2004 and the periods from December 3, 2003 (Date of Incorporation) to December 31, 2003 and 2004.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Vika Corp. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the year ended December 31, 2004 and the periods from December 3, 2003 (Date of Incorporation) to December 31, 2003 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company is in the development stage, has no established source of revenue and is dependant on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.  Management plans in regard to their planned financing and other matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	“AMISANO HANSON”
March 9, 2005	CHARTERED ACCOUNTANTS

750 WEST PENDER STREET, SUITE 604 TELEPHONE: 604-689-0188
VANCOUVER CANADA FACSIMILE: 604-689-9773
V6C 2T7 E-MAIL: amishan@telus.net

VIKA CORP.

(A Development Stage Company)

BALANCE SHEETS

December 31, 2004 and 2003

(Stated in US Dollars)

ASSETS		2004	2003

Current
Cash		$ 2,690	$ -
Deposit on inventory		4,629	-

		7,319	-
Equipment, net – Note 3		3,075	-

Total Assets		$ 10,394	$ -

LIABILITIES

Current
Accounts payable and accrued liabilities		$ 4,850	$ -
Deferred revenue		7,200	-
Due to a related party – Note 5		4,100	-

		16,150	-

STOCKHOLDERS’ DEFICIENCY

Common stock
50,000,000	shares authorized - $0.001 par value
27,679,000	(2003: 15,000,000) shares outstanding	27,679	15,000
Additional paid-in capital		17,391	-
Deficit accumulated during the development stage		(50,826)	(15,000)

		(5,756)	-

Total Liabilities and Shareholders’ Deficiency		$ 10,394	$ -

Nature and Continuance of Operations – Note 1

Subsequent Event – Note 7

SEE ACCOMPANYING NOTES

VIKA CORP.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

for the year ended December 31, 2004 and

for the periods December 3, 2003 (Date of Incorporation) to December 31, 2003 and 2004

(Stated in US Dollars)

		December 3, 2003	December 3, 2003
		(Date of	(Date of
		Incorporation)	Incorporation)
	Year ended	to	to
	December 31,	December 31,	December 31,
	2004	2003	2004

Expenses
Accounting and audit fees	$ 4,850	$ -	$ 4,850
Amortization	134	-	134
Bank charges	68	-	68
Consulting fees – Notes 5 and 6	27,500	15,000	42,500
Office and miscellaneous	1,486	-	1,486
Travel and promotion	1,788	-	1,788

Net loss for the period	$ (35,826)	$ (15,000)	$ (50,826)

Basic loss per share	$ (0.00)	$ (0.00)

Weighted average number of shares outstanding	23,631,238	15,000,000

SEE ACCOMPANYING NOTES

VIKA CORP.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

for the year ended December 31, 2004 and

for the periods December 3, 2003 (Date of Incorporation) to December 31, 2003 and 2004

(Stated in US Dollars)

		December 3,	December 3,
		2003	2003
		(Date of	(Date of
		Incorporation)	Incorporation)
	Year ended	to	to
	December 31,	December 31,	December 31,
	2004	2003	2004
Cash Flows used in Operating Activities
Net loss for the period	$ (35,826)	$ (15,000)	$ (50,826)
Add items not affecting cash:
Amortization	134	-	134
Consulting fees	-	15,000	15,000
Changes in non-cash working capital items related to operations:
Deposit on inventory	(4,629)	-	(4,629)
Accounts payable and accrued liabilities	4,850	-	4,850
Deferred revenue	7,200	-	7,200
	(28,271)	-	(28,271)
Investing Activity
Acquisition of capital assets	(3,209)	-	(3,209)
Cash Flows from Financing Activities
Capital stock issued	30,070	-	30,070
Advances from director	4,100	-	4,100
	34,170	-	34,170
Increase in cash during the period	2,690	-	2,690
Cash, beginning of the period	-	-	-

Cash, end of the period	$ 2,690	$ -	$ 2,690
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

Non-cash transaction – Note 6

SEE ACCOMPANYING NOTES

VIKA CORP.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

for the period December 3, 2003 (Date of Incorporation) to December 31, 2004

(Stated in US Dollars)

				Deficit
				Accumulated
			Additional	During the
	Common	Shares	Paid in	Development
	Number	Par Value	Capital	Stage	Total

Capital stock issued for services – at $0.001	15,000,000	$ 15,000	$ -	$ -	$ 15,000
Net loss for the period	-	-	-	(15,000)	(15,000)

Balance as at December 31, 2003	15,000,000	15,000	-	(15,000)	-

Capital stock issued for cash – at $0.002	12,660,000	12,660	12,660	-	25,320
– at $0.25	19,000	19	4,731	-	4,750
Net loss for the year	-	-	-	(35,826)	(35,826)

Balance as at December 31, 2004	27,679,000	$ 27,679	$ 17,391	$ (50,826)	$ (5,756)

* On July 15, 2004, the Company’s shares were forward split on a 10 new for 1 old basis. The shares issued prior to this date have been restated to reflect this forward split.

SEE ACCOMPANYING NOTES

VIKA CORP.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2004 and 2003

(Stated in US Dollars)

Note 1

Nature and Continuance of Operations – Note 7

Vika Corp. (the “Company”) was incorporated in the State of Nevada, United States of America, on December 3, 2003. The Company is in the development stage and is in the business of providing private and secure carrier class data and voice network.

The financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business.  As at December 31, 2004, the Company had a working capital deficiency of $8,831, has yet to achieve profitable operations and has accumulated losses of $50,826 since inception.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Management has established plans to seek new capital from new equity securities issuances that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan over the next twelve months.  In addition, the Company intends to seek additional short-term loans or other debt financing, which may include advances from the President of the Company.  Subsequent to December 31, 2004, the President of the Company advanced a further $3,000.

Note 2

Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in U.S. dollars.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which may have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Note 2

Summary of Significant Accounting Policies – (cont’d)

Development Stage Company

The Company is a development stage company as defined in Statement of Financial Accounting Standards (“FAS”) No. 7. As a result, cumulative amounts for the statements of operations and cash flows are included from the date of incorporation, December 3, 2003.

Equipment and Amortization

Equipment consists of computer equipment and is recorded at cost.  Amortization is provided using the straight-line method over three years, the estimated useful life of the equipment.

Impairment of Long-lived Assets

Capital assets are reviewed for impairment in accordance with FAS No. 144. “Accounting for the Impairment or Disposal of Long-lived Assets”. Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of asset exceeds the fair value in the period it is determined.

Revenue Recognition

The Company recognizes revenue when it is earned, a contract exists, services have been provided, products delivered and collection is reasonably assured. On service contracts having a term greater than one year, revenue is considered to be earned evenly over the life of the contract.  The Company has not earned any revenue to date.

Amounts billed in advance for installation of wireless network capabilities are deferred and the revenue recognized when installation is completed and collection is reasonably assured.

Advertising Costs

The costs of advertising are expensed as incurred.

Stock-based Compensation

In certain instances, the Company may receive goods or services as consideration received for the issuance of common stock.  These transactions are accounted for based on the fair value of the goods or services received.

Note 2

Summary of Significant Accounting Policies – (cont’d)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to FAS No. 109 “Accounting for Income Taxes”.  Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic Loss Per Share

The Company reports basic loss per share in accordance with FAS No. 128, “Earnings Per Share”.  Basic loss per share is computed using the weighted average number of shares outstanding during the periods.

Fair Value of Financial Instruments

The carrying values of the Company’s financial instruments, consisting of cash, accounts payable and accrued liabilities, and due to a related party approximate their fair values due to the short-term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Foreign Currency Translation

The Company’s functional currency is in Canadian dollars as substantially all of the Company’s operations are in Canada.  The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission (“SEC”) and in accordance with the FAS No. 52 “Foreign Currency Translation”.

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the period-end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income account in Stockholder’s Equity, if applicable.

Note 2

Summary of Significant Accounting Policies – (cont’d)

Foreign Currency Translation – (cont’d)

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in Other Items on the Statement of Operations.

Comprehensive Income

FAS No. 130 “Reporting Comprehensive Income” establishes guidelines for the reporting and display of comprehensive income and its components in financial statements.  Comprehensive income includes foreign currency translation adjustments

Recent Accounting Pronouncements

Management does not believe that there are any recently issued accounting pronouncements but not yet effective accounting standards that could have a material effect on the accompanying financial statements.

Note 3

Equipment

		2004		2003
		Accumulated
	Cost	Amortization	Net	Net

Computer equipment	$ 3,209	$ 134	$ 3,075	$ -

Note 4

Income Taxes

The following table summarizes the significant components of the Company’s deferred tax assets:

	2004	2003

Deferred Tax Assets
Non-capital loss carryforward	$ 7,673	$ 2,250
Less valuation allowance	(7,673)	(2,250)

	$ -	$ -

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely than not to be realized from future operations.  The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 4

Income Taxes – (cont’d)

No provision for income taxes has been provided for in these financial statements due to the net loss.  At December 31, 2004 the Company has net operating loss carryforwards, which expire commencing in 2023, totalling approximately $50,826.

Note 5

Related Party Transactions – Note 6

The Company incurred the following expense in respect to the director of the Company and a manager of the Company:

		December 3, 2003	December 3, 2003
		(Date of	(Date of
		Incorporation)	Incorporation)
	Year ended	to	to
	December 31,	December 31,	December 31,
	2004	2003	2004

Consulting fees	$ 27,500	$ 15,000	$ 42,500

These charges were measured by the exchange amount which is the amount agreed upon by the transacting parties.

The amount due to a related party is due to a director of the Company.  This amount is unsecured, non-interest bearing and has no specific terms of repayment.

Note 6

Non-cash Transaction

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statements of cash flows. In December 2003, the Company issued 1,500,000 shares to the sole director of the Company in exchange for consulting services having a fair value of $15,000.  This transaction was excluded from the statement of cash flows for the periods from December 3, 2003 (Date of Incorporation) to December 31, 2003 and 2004.

Note 7

Subsequent Event – Note 1

The Company intends to file a prospectus with the Securities and Exchange Commission on form SB-2 for the registration of up to 12,679,000 common shares at $0.20 per share, subject to regulatory approval.  These shares will be sold by existing shareholders and the Company will not receive any proceeds from this sale. The Company also intends to seek a listing on the United States Over the Counter Bulletin Board.

VIKA CORP.

(A Development Stage Company)

INTERIM FINANCIAL STATEMENTS

June 30, 2005

(Stated in US Dollars)

(Unaudited)

VIKA CORP.

(A Development Stage Company)

INTERIM BALANCE SHEETS

June 30, 2005 and December 31, 2004

(Stated in US Dollars)

(Unaudited)

		June 30,	December 31,
ASSETS		2005	2004

Current
Cash		$ 2,866	$ 2,690
Deposit on inventory		-	4,629

		2,866	7,319
Equipment, net		2,541	3,075

Total Assets		$ 5,407	$ 10,394

LIABILITIES

Current
Accounts payable and accrued liabilities		$ 3,600	$ 4,850
Deferred revenue		-	7,200
Due to a related party – Note 3		15,100	4,100

		18,700	16,150

STOCKHOLDERS’ DEFICIENCY

Common stock
50,000,000	shares authorized - $0.001 par value
27,679,000	(2004: 27,679,000) shares outstanding	27,679	27,679
Additional paid-in capital		17,391	17,391
Contributed surplus – Note 4		4,000	-
Deficit accumulated during the development stage		(62,363)	(50,826)

		(13,293)	(5,756)

Total Liabilities and Shareholders’ Deficiency		$ 5,407	$ 10,394

SEE ACCOMPANYING NOTES

VIKA CORP.

(A Development Stage Company)

INTERIM STATEMENTS OF OPERATIONS

for the three and six months ended June 30, 2005 and 2004 and for the period December 3, 2003 (Date of Incorporation) to June 30, 2005

(Stated in US Dollars)

(Unaudited)

					December 3,
					2003
					(Date of
					Incorporation)
	Three Months Ended		Six Months Ended		to
	June 30,		June 30,		June 30,
	2005	2004	2005	2004	2005

Sales	$ -	$ -	$ 7,200	$ -	$ 7,200

Cost of sales	-	-	(4,629)	-	(4,629)

Gross profit	-	-	2,571	-	2,571

Expenses
Accounting and audit fees	2,253	-	4,103	-	8,953
Amortization	267	-	534	-	668
Bank charges	-	43	5	43	73
Consulting fees – Note 3	-	9,000	-	18,500	42,500
Filing fees	1,879	-	1,879	-	1,879
Office	365	-	424	39	1,910
Rent	2,000	-	4,000	-	4,000
Travel	-	-	3,163	-	4,951

	6,764	9,043	14,108	18,582	64,934

Net loss for the period	$ (6,764)	$ (9,043)	$ (11,537)	$ (18,582)	$ (62,363)

Basic loss per share	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)

Weighted average number of shares outstanding	27,679,000	15,000,000	27,679,000	15,000,000

SEE ACCOMPANYING NOTES

VIKA CORP.

(A Development Stage Company)

INTERIM STATEMENTS OF CASH FLOWS

for the six months ended June 30, 2005 and 2004 and

for the period December 3, 2003 (Date of Incorporation) to June 30, 2005

(Stated in US Dollars)

(Unaudited)

			December 3,
			2003
			(Date of
	Six months	Six months	Incorporation)
	ended	ended	to
	June 30,	June 30,	June 30,
	2005	2004	2005
Cash Flows used in Operating Activities
Net loss for the period	$ (11,537)	$ (18,582)	$ (62,363)
Add items not affecting cash:
Amortization	534	-	668
Consulting fees	-	-	15,000
Rent	4,000	-	4,000
Changes in non-cash working capital items related to operations:
Deposit on inventory	4,629	-	-
Accounts payable and accrued liabilities	(1,250)	-	3,600
Deferred revenue	(7,200)	-	-
	(10,824)	(18,582)	(39,095)
Investing Activity
Acquisition of capital assets	-	-	(3,209)
Cash Flows from Financing Activities
Capital stock issued	-	24,720	30,070
Advances from director	11,000	100	15,100
	11,000	24,820	45,170

Increase in cash during the period	176	6,238	2,866
Cash, beginning of the period	2,690	-	-
Cash, end of the period	$ 2,866	$ 6,238	$ 2,866

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

SEE ACCOMPANYING NOTES

VIKA CORP.

(A Development Stage Company)

INTERIM STATEMENT OF STOCKHOLDERS’ DEFICIENCY

for the period December 3, 2003 (Date of Incorporation) to June 30, 2005

(Stated in US Dollars)

(Unaudited)

					Deficit
					Accumulated
			Additional		During the
	Common	Shares	Paid-in	Contributed	Development
	Number	Par Value	Capital	Surplus	Stage	Total

Capital stock issued for services – at $0.001	15,000,000	$ 15,000	$ -	$ -	$ -	$ 15,000
Net loss for the period	-	-	-	-	(15,000)	(15,000)

Balance as at December 31, 2003	15,000,000	15,000	-	-	(15,000)	-

Capital stock issued for cash – at $0.002	12,660,000	12,660	12,660	-	-	25,320
– at $0.25	19,000	19	4,731	-	-	4,750
Net loss for the year	-	-	-	-	(35,826)	(35,826)

Balance as at December 31, 2004	27,679,000	27,679	17,391	-	(50,826)	(5,756)

Capital contribution	-	-	-	4,000	-	4,000

Net loss for the period	-	-	-		(11,537)	(11,537)

Balance as at June 30, 2005	27,679,000	$ 27,679	$ 17,391	$ 4,000	$ (62,363)	$ (13,293)

* On July 15, 2004, the Company’s shares were forward split on a 10 new for 1 old basis. The shares issued prior to this date have been restated to reflect this forward split.

SEE ACCOMPANYING NOTES

VIKA CORP.

(A Development Stage Company)

NOTES TO THE INTERIM FINANCIAL STATEMENTS

June 30, 2005

(Stated in US Dollars)

(Unaudited)

Note 1

Interim Reporting

While information presented in the accompanying interim financial statements is unaudited, it includes all adjustments that are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented.  All adjustments are of a normal recurring nature.  It is suggested that these interim financial statements be read in conjunction with the company’s December 31, 2004 financial statements.

The results of operations for the period ended June 30, 2005, are not necessarily indicative of the results that can be expected for the year ended December 31, 2005.

Note 2

Continuance of Operations

The interim financial statements have been prepared using generally accepted accounting principles in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business.  As at June 30, 2005, the Company has not yet attained profitable operations, has a working capital deficiency of $15,834 and has accumulated losses of $62,363 since its commencement.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern.  These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the company be unable to continue as a going concern.

Management has established plans to seek new capital from new equity securities issuances that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan over the next twelve months.  In addition, the Company intends to seek additional short-term loans or other debt financing which may include advances from the President of the Company.

Note 3

Related Party Transactions – Note 4

The Company incurred the following expense charged by a director of the Company and a manager of the Company:

					December 3,
					2003
					(Date of
					Incorporation)
	Three months ended		Six months ended		to
	June	30	June	30	June 30
	2005	2004	2005	2004	2005

Consulting fees	$ -	$ 9,000	$ -	$ 18,500	$ 42,500

These charges were measured by the exchange amount which is the amount agreed upon by the transacting parties.

The amount due to a related party is due to a director of the Company for cash advances to the Company.  This amount is unsecured, non-interest bearing and has no specific terms of repayment.

Note 4

Non-cash Transaction

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statement of cash flows.  A director of the Company provided office space at no charge during the six months ended June 30, 2005.  The fair value of this contribution ($4,000) has been recorded as contributed surplus.  This transaction was excluded from the statement of cash flows.

Note 5

Subsequent Event

On July 19, 2005, the Company filed a prospectus with the Securities and Exchange Commission on Form SB-2 for the registration of up to 12,679,000 common shares at $0.20 per share, subject to regulatory approval.  These shares will be sold by existing shareholders and the Company will not receive any proceeds from this sale. The Company also intends to seek a listing on the United States Over the Counter Bulletin Board.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

Changes

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the SEC with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC.  Our registration statement and the referenced exhibits can also be found on this site.

Until 90 days following the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation, which is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in our right by reason of the fact that he is or was a director, officer, employee, or agent of Vika Corp., or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Our bylaws also provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that he is or was a director, officer, employee, or agent, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests.  Indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The bylaws provide that to the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue, or matter therein, he must be indemnified by us against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.  Any indemnification under the preceding two paragraphs, unless ordered by a court or advanced pursuant to the following paragraph, must be made by us only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances.  The determination must be made:

(i)

by the stockholders;

(ii)

by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(iii)

if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(iv)

if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our bylaws also provide that the articles of incorporation, the bylaws, or an agreement made by us may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.  The provisions of this paragraph do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Our bylaws also provide that the indemnification and advancement of expenses authorized in or ordered by a court pursuant to the bylaws:

(i)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to the bylaws or for the advancement of expenses made pursuant to the bylaws, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

(ii)

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

SEC registration fee

$     298

Transfer Agent Fees

$         0

Accounting fees and expenses

$10,400

Legal fees and expenses

$12,445

Printing

$     330

Applicable taxes

$     535

---------

Total

$ 24,008

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All amounts are estimates, other than the SEC’s registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be paid by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

On December 5, 2003, we issued 15,000,000 shares of our common stock to our President and sole director in exchange for services rendered valued at $15,000.00.  Services rendered by Mr. Sutherland included formation of the corporation and the development of the business plan, including preliminary investigations of the industry and the feasibility of the business plan.  The shares issued were exempt from registration under section 4(2) of the Securities Act of 1933 due to the fact they were issued in an isolated transaction not involving any public offering.  No advertising or general solicitation was employed in offering the securities.  The securities were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted.

The following offerings are presented in shares issued totals and US dollar values that reflect the ten for one forward split that occurred on July 15, 2004.  All offerings after this date of course were not affected by this split.

From February 10, 2004, through March 15, 2004, we issued 5,500,000 shares of common stock to a total of nine non-accredited investors in exchange for investment proceeds of $0.002 per share for total investment proceeds of $11,000.  The shares issued were exempt from registration pursuant to Rule 504 of Regulation D promulgated under the Securities Act of 1933.  We made no general solicitation in connection with the offering and took reasonable care to assure that the purchasers of the securities were not underwriters for purposes of Rule 504.   No advertising or general solicitation was employed in offering the securities. The securities were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted.

From June 10, 2004 through July 7, 2004 we issued 7,160,000 shares of common stock to a total of thirteen non-accredited investors in exchange for total investment proceeds of $14,320.  The shares issued were exempt from registration pursuant to rule 504 of Regulation D promulgated under the Securities Act of 1933.  We made no general solicitation in connection with the offering and took reasonable care to assure that the purchasers of the securities were not underwriters for purposes of Rule 504.  No advertising or general solicitation was employed in offering the securities. The securities were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted.

From September 1, 2004 through September 20, 2004 we issued 19,000 shares of common stock to a total of nineteen non-accredited investors in exchange for total investment proceeds of $19,000.  The shares issued were exempt from registration pursuant to rule 504 of Regulation D promulgated under the Securities Act of 1933.  A Form D documenting the offering was filed with the SEC.  We made no general solicitation in connection with the offering and took reasonable care to assure that the purchasers of the securities were not underwriters for purposes of Rule 504.  No advertising or general solicitation was employed in offering the securities. The securities were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted.

EXHIBITS

Exhibit

Number

Description

------------

--------------------

  3.1

Articles of Incorporation (1)

  3.2

By-Laws (1)

  5.1

Legal Opinion of Penny Green

23.1

Consent of Amisano Hanson, Chartered Accountants.

(1)

Incorporated by reference from our Form SB-2 that was originally filed with the SEC on April 28, 2005.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on September 14, 2005.

VIKA CORP.

By:

/s/Scott Sutherland

Scott Sutherland

President and Sole Director

(Principal Executive Officer)

(Principal Financial Officer)

(Principal Accounting Officer)